UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

BUCKEYE VENTURES, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:
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4) Date Filed:

INFORMATION STATEMENT
OF
BUCKEYE VENTURES, INC.
4455 LAMONT STREET, SUITE 3
SAN DIEGO, CALIFORNIA 92109
TELEPHONE (858) 272-6600

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

This Information Statement is first being furnished on or about October 23, 2006 to the holders of record of the common stock of Buckeye Ventures, Inc. ("Buckeye") as of the close of business on September 29, 2006 (the "Record Date").

Buckeye’s Board of Directors has approved, and shareholders owning 74,267,490 or 75.3% % of the shares of Buckeye’s  common stock (the "Common Stock") outstanding and 796,869 or 79.84 % of the shares of Buckeye's preferred stock (the "Preferred Stock") outstanding as of September 28, 2006, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding Common Stock and Preferred Stock and are sufficient pursuant to the provisions of the Michigan Business Corporation Act and Buckeye’s By-Laws to approve the action. Accordingly, the action will not be submitted to the other shareholders of Buckeye for a vote, and this Information Statement is being furnished to shareholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C, and the provisions of the Michigan Business Corporation Act.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING SHAREHOLDERS

GENERAL

Buckeye will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Buckeye will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Buckeye’s common stock.

Buckeye will only deliver one Information Statement to multiple security holders sharing an address unless Buckeye has received contrary instructions from one or more of the security holders. Upon written or oral request, Buckeye will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

BUCKEYE VENTURES, INC.
4455 LAMONT STREET, SUITE 3
SAN DIEGO, CALIFORNIA 92109
TELEPHONE (858) 272-6600
Attn: Alan Mintz, CEO

INFORMATION ON CONSENTING SHAREHOLDERS

Pursuant to Buckeye’s Bylaws and the provisions of the Michigan Business Corporation Act, a vote by the holders of at least a majority of Buckeye’s outstanding Common Stock and Preferred Stock is required to effect the actions described herein. Buckeye’s Articles of Incorporation does not authorize cumulative voting. As of the Record Date, Buckeye had 98,548,618 shares of Common Stock and 998,086 shares of Preferred Stock issued and outstanding, of which a majority of shares of Common Stock and   Preferred Stock are required to approve an amendment to Buckeye's Articles of Incorporation. The consenting shareholders are the record and beneficial owners of 74,267,490 shares of Buckeye’s Common Stock and 796,869 shares of Buckeye's Preferred Stock, as of September 28, 2006, which represents 75.3% of the outstanding shares of Buckeye's Common Stock and 79.8% of the outstanding shares of Buckeye’s Preferred Stock, respectively. Pursuant to the provisions of the Michigan Business Corporation Act, the consenting shareholders voted in favor of the actions described herein in a joint written consent, dated September 28, 2006, attached hereto as Exhibit A. No consideration was paid for the consent. The consenting stockholders'   names, affiliations with Buckeye, and their beneficial holdings are as follows:

Name	Affiliation	Shares of Common Stock Beneficially Held	Percentage	Shares of Preferred Stock Beneficially Held	Percentage
Alan J. Mintz	CEO and Chairman	32,231,054	32.7%	398,435	39.9%
Larry Weinstein	Secretary and Director	32.231,052	32.7%	398,434	39.9%
Paul D. Hancock	Vice Chairman	9,805,384	9.9%	-0-	0.00%
Total		74,267,490	75.3%	796,869	79.8%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

PROPOSALS BY SECURITY HOLDERS

None

DISSENTERS’ RIGHT OF APPRAISAL

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 28, 2006, certain information regarding the ownership of Buckeye’s Common Stock by each director and executive officer of Buckeye, each person who is known to Buckeye to be a beneficial owner of more than 5% of any class of Buckeye’s voting stock, and by all officers and directors of Buckeye as a group. Unless otherwise indicated below, to Buckeye’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of all classes of Buckeye common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of September 28, 2006 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 98,548,618 shares of the Common Stock issued and outstanding as of September 28, 2006.

Title of Class	Name and Address Of Beneficial Owners (1)	Amount and Nature Of Beneficial Ownership	Percent Of Class
Common Stock	Alan J. Mintz, Chairman of the Board and CEO	32,231,054	32.7%
Common Stock	Paul D. Hancock, Vice Chairman of the Board	9,805,384	9.9%
Common Stock	Larry Weinstein, Secretary and Director	32,231,052	32.7%
Common Stock	Larry Epstein, Esq., Director	405,333	*
Common Stock	Al Roach, Jr., Esq., Director	0	*
Common Stock	Adam Taylor, Director	40,000	*
Common Stock	Randy Eakin, CPA, Director	0	*
All Officers and Directors as a group (7 persons)		74,712,823	75.8%
* less than one percent
(1) The address for the named beneficial owners, directors and officers is c/o Buckeye Ventures, Inc., 4455 Lamont Street, Suite 3, San Diego, CA 92109

CHANGE IN CONTROL

None.

NOTICE TO SHAREHOLDERS OF ACTION APPROVED BY CONSENTING SHAREHOLDERS

The following action was taken based upon the unanimous recommendation of Buckeye’s Board of Directors (the "Board") and the written consent of the consenting shareholders as set forth in Exhibit A:

ACTION I

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE
AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

The Board and the consenting shareholders have adopted and approved an amendment to increase the number of our authorized shares of Common Stock, par value $0.001 per share, from 100,000,000 shares to 150,000,000 shares and to increase the number of our authorized shares of Preferred Stock, par value $0.01 per share, from 1,000,000 to 3,000,000 shares (collectively, the "Authorized Share Increase"). The amendment was adopted primarily in anticipation of providing Buckeye with the capital structure that would facilitate any potential future acquisitions. The Board resolutions and stockholder consents approving the amendment are attached hereto as Exhibit A.

The Authorized Share Increase will be implemented by filing an Amended Articles of Incorporation with the Division of Corporations of the State of Michigan. Under federal securities laws, Buckeye cannot file the Amended Articles of Incorporation until at least 20 days after the mailing of this Information Statement.

As of the record date, the authorized number of shares of Buckeye’s Preferred Stock is 1,000,000 shares and the number of authorized shares of Buckeye's Common Stock is 100,000,000 shares. The Board and the consenting shareholders believe that additional authorized shares of Preferred Stock and Common Stock is in Buckeye’s best interest as the additional shares will be issued for acquisitions, raising of additional equity capital or other financing activities, stock dividends or other such purposes. The future issuance of additional shares of Preferred Stock and Common Stock on other than a pro rata basis to existing shareholders will dilute the ownership of the current shareholders, as well as their proportionate voting rights. The new shares of Preferred Stock that will be authorized by the amendment may be issued in one or more classes or series, having such designations, preferences, privileges and rights as the Board may determine from time to time.

Although this action is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any instruments or the Articles of Incorporation, as amended or the Bylaws of Buckeye in effect on the date of this Information Statement, Buckeye shareholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of Buckeye or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of Common Stock could be issued by the Board to dilute the percentage of Common Stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by the provisions of the Michigan Business Corporation Act with respect to a merger or other business combination involving Buckeye.

EXHIBIT A

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
AND
MAJORITY SHAREHOLDERS
OF
BUCKEYE VENTURES, INC.
a Michigan Corporation

The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the outstanding Common Stock and Preferred Stock of Buckeye Ventures, Inc., a Michigan corporation (the "Corporation"), acting pursuant to the authority granted by the provisions of the Michigan Business Corporation Act and the By-Laws of the Corporation, do hereby adopt the following resolutions by written consent as of September 28, 2006:

AMENDMENT TO THE ARTICLES OF INCORPORATION TO
INCREASE THE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

WHEREAS, it is proposed that the Corporation amend its Articles of Incorporation to increase the number of authorized shares of Preferred Stock from 1,000,000 to 3,000,000, par value $0.01 per share, and to increase the number of authorized shares of Common Stock from 100,000,000 to 150,000,000, par value $0.001 per share; and

WHEREAS, the Board deems that the above amendment to the Articles of Incorporation is in the best interests of the Corporation and its shareholders.

NOW, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of the Corporation be amended as follows:

Changing Article THIRD so that, as amended, said Article shall be and read as follows:

"This Corporation is authorized to issue two classes of stock to be designated, respectively, preferred stock ("Preferred Stock") and common stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is 153,000,000 shares consisting of 150,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock. The total number of shares of Common Stock the Corporation shall have the authority to issue is 150,000,000, par value $0.001 per share. The total number of shares of Preferred Stock that the Corporation shall have the authority to issue is 3,000,000, par value $0.01 per share. The Corporation’s capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors.

The Board of Directors of the Corporation is expressly authorized, subject to limitations prescribed by law and the provisions of this Article III, to provide for the issuance of the shares of Preferred Stock from time to time in one or more series, and by filing a certificate pursuant to the provisions of the Michigan Business Corporation Act, to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares as may be permitted by the provisions of the Michigan Business Corporation Act.

All capital stock of this Corporation, whether Common Stock or Preferred Stock, shall be issued only upon the receipt of the full consideration fixed for the issuance of such capital stock. Such stock, once issued, shall be fully paid and nonassessable.

No holder of shares of any class of capital stock of this corporation shall have: (1) any preemptive right to subscribe for or acquire additional shares of this Corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized; or (2) any right to acquire any shares which may be held in the treasury of this corporation. All such additional or treasury shares may be issued or reissued for such consideration, at such time, and to such persons as the Board of Directors may from time to time determine.

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Division of Corporations of the State of Michigan, the Amended Articles of Incorporation, in accordance with applicable law;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

This Joint Written Consent of the Board of Directors and Majority Consenting Common And Preferred Shareholders shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the stockholder of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

The Board of Directors unanimously authorized and approved the above Articles of Amendment to the Corporation's Articles of Incorporation. The directors that executed this Joint Consent are: /s/ Alan J. Mintz, /s/ Larry Weinstein, /s/ Paul D. Hancock, /s/ Randy Eakin, /s/ Larry Epstein, /s/ Alfred Roach, Jr. and /s/ Adam Taylor, constituting the entire Board of Directors of the Corporation.

Majority Consenting Shareholders
Names	Number of Common Shares	Percentage	Number of Preferred Shares	Percentage
/s/ Alan J. Mintz	32,231,054	32.7	398,435	39.9%
/s/ Larry Weinstein	32,231,052	32.7	398,434	39.9%
/s/ Paul D. Hancock	9,805,384	9.9	-0-	0.00%
Total Consenting Shares	74,267,490	75.3%	796,869	79.8%